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Exhibit 10.33

LEASE AMENDMENT NO. 2

        This LEASE AMENDMENT No. 2 (the "Amendment") is entered into as of November 19, 2007, by and between TRANSOMA MEDICAL, INC., a Delaware corporation (formerly Transoma Medical, Inc., a Minnesota corporation, formerly Data Sciences International, Inc.) ("Lessee"), and AMB PROPERTY, L.P., a Delaware limited partnership ("Lessor"), with reference to the following facts:

        A.    Lessor and Lessee are the current parties to that certain Lease, dated December 17, 2001 (the "Lease"), for the lease by Lessee of space in a building located at 4364 Round Lake Boulevard, Arden Hills, Minnesota, consisting of approximately 22,721 square feet, as more particularly described in the Lease (the "Leased Premises"). All capitalized terms referred to in this Amendment shall have the same meaning defined in the Lease, except where expressly defined to the contrary in this Amendment.

        B.    Lessee and Lessor desire to amend the Lease to expand the Leased Premises and to make certain other specific modifications as set forth below to the Lease, upon the terms and conditions hereinafter set forth.

        NOW, THEREFORE, in consideration of the foregoing and the mutual covenants hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1.0    Confirmation.    Lessee acknowledges and agrees that: (a) Lessee is in sole possession of the Leased Premises demised under the Lease; (b) all work, improvements and furnishings required by Lessor under the Lease have been completed and accepted by Lessee; (c) it has no offset, claim, recoupment or defense against the payment of rent and other sums and the performance of all obligations of Lessee under the Lease.

        2.0    Leased Premises.    On January 1, 2008 (the "Expansion Date"), but subject to the terms of Paragraph 7.0 below: (a) Lessor shall deliver to Lessee an additional 13,037 square feet of space (4,571 square feet of which is office space (the "Expansion Office Area") and 8,466 square feet of which is warehouse space (the "Expansion Warehouse Area") in the same Building as the Leased Premises as depicted on the floor plan attached hereto as Exhibit A (the "Additional Space") and, together with the current Leased Premises consisting of approximately 22,721 square feet (the "Current Premises"), shall constitute a total square footage for the Leased Premises of 35,758 square feet; and (b) the Lease shall be deemed amended such that all terms and conditions of the Lease shall also apply to the Additional Space, and the term "Leased Premises" shall refer to the entire 35,758 square feet of space referenced above. Except as expressly provided herein, Lessee shall accept the Additional Space "as is," and Lessor shall have no obligation to make any improvements to the Additional Space. Lessee's rights to lease the Additional Space shall terminate at midnight on October 31, 2008.

        3.0    Rent.    Commencing on the Expansion Date, the monthly Base Rent identified in Paragraph 4.1 of the Lease, as same relates to the entire Leased Premises, shall be modified as follows:

Time Period	Monthly Base Rent
January 1, 2008 - October 31, 2008	$18,290.00
November 1, 2008 - December 31, 2008	$11,891.00

        The portion of Monthly Base Rent provided above that is attributable only to the Additional Space is as follows:

Time Period	Monthly Base Rent
January 1, 2008 - October 31, 2008	$6,399.00

        4.0    Lessee's Share of Operating Expenses.    Commencing on the Expansion Date until October 31, 2008, Lessee's Share of Operating Expenses as identified in Paragraph 4.2(a) of the Lease shall increase to: 35,758/74,530 47.98%. After October 31, 2008, Lessee's Share of Operating Expenses shall reduce back to: 22,721/74,530 30.49%.

        5.0    Security Deposit.    Upon Lessee's execution of this Amendment, Lessee shall deliver to Lessor the sum of Six Thousand Three Hundred Ninety-Nine and 00/100 Dollars ($6,399.00) (the "Additional Security Deposit"). The Additional Security Deposit shall be added to the existing Security Deposit of Thirteen Thousand Three Hundred Sixty-Seven and 90/100 Dollars ($13,367.90) held by Lessor under the Lease, resulting in a total Security Deposit for all purposes under the Lease of Nineteen Thousand Seven Hundred Sixty-Six and 90/100 Dollars ($19,766.90).

        6.0    Insurance.    Prior to the Expansion Date, Lessee shall provide Lessor with a certificate of insurance evidencing that Lessee's insurance covers the Additional Space (in addition to the Current Premises) in accordance with Lessee's insurance requirements under the Lease.

        7.0    Lessor Improvements.    If necessary, Lessor, at Lessor's sole cost and expense, shall repair or replace the HVAC unit(s) that serve the Expansion Office Area; provided, however, neither Lessor nor Lessee will be required to repair or replace failing HVAC units for the Expansion Warehouse Area.

        8.0    Lessee's Improvements.    Lessee shall remove the antennae it installed on the roof of the Current Premises on or before December 15, 2007 (the "Removal Date"). If Tenant fails to perform such work prior to the Removal Date, this Amendment shall be rendered null and void and of no further effect. On or before October 31, 2008, Lessee shall also be required, at Landlord's sole and exclusive option, to remove all or a portion of: (a) the workstations and other improvements made to or installed in the Additional Space by Lessee; and (b) the workstations left in the Additional Space by the prior tenant, irrespective of whether such workstations were used by Tenant.

        9.0    Real Estate Brokers.    Notwithstanding anything to the contrary contained in the Lease: Lessor and Lessee each represents and warrants to the other party that it has not authorized or employed, or acted by implication to authorize or employ, any real estate broker or salesman to act for it in connection with this Amendment, except for CB Richard Ellis representing the Lessor and Keeywadin Real Estate Advisors representing Lessee. Lessor and Lessee shall each indemnify, defend and hold the other party harmless from and against any and all claims by any real estate broker or salesman whom the indemnifying party authorized or employed, or acted by implication to authorize or employ, to act for the indemnifying party in connection with this Amendment.

        10.0    Lessor's Notice Address.    Effective immediately: (a) Lessor's notice address under the Lease is hereby amended and restated as follows: AMB Property, L.P., c/o CB Richard Ellis, Inc., 7760 France Avenue South, Suite 770, Minneapolis, Minnesota 55435-5852, with a copy to AMB Property Corporation, Attn: Asset Manager—Minneapolis, Pier 1, Bay 1, San Francisco, California 94111; and (b) all payments required to be made by Lessee under the Lease shall be paid to Lessor at P.O. Box 6156, Hicksville, New York 11802-6156.

        11.0    General Provisions.

          11.1    Further Assurances.    Lessor and Lessee each agree to execute any and all documents and agreements reasonably requested by the other party to further evidence or effectuate this Amendment.

          11.2    Successors and Assigns.    This Amendment shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.

          11.3    Reaffirmation.    As amended hereby, the Lease shall remain in full force and effect.

          11.4    Conflicts.    In case of any conflict between any term or provision of this Amendment and the Lease, the term or provision of this Amendment shall govern.

          11.5    Counterparts.    This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one agreement.

        12.0    Effectiveness.    The parties agree that the submission of a draft or copy of this Amendment for review or signature by a party is not intended, nor shall it constitute or be deemed, by either party to be an offer to enter into a legally binding agreement with respect to the subject matter hereof and may not be relied on for any legal or equitable rights or obligations. Any draft or document submitted by Lessor or its agents to Lessee shall not constitute a reservation of or option or offer in favor of Lessee. The parties shall be legally bound with respect to the subject matter hereof pursuant to the terms of this Amendment only if, as and when all the parties have executed and delivered this Amendment to each other. Prior to the complete execution and delivery of this Amendment by all parties, each party shall be free to negotiate the form and terms of this Amendment in a manner acceptable to each party in its sole and absolute discretion. The parties acknowledge and agree that the execution and delivery by one party prior to the execution and delivery of this Amendment by the other party shall be of no force and effect and shall in no way prejudice the party so executing this Amendment or the party that has not executed this Amendment.

        13.0    No Further Options.    Lessee has no option, right of first refusal, or other right to renew, extend, lease additional space, or purchase any part of the Leased Premises except as otherwise expressly provided herein.

        IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the day and date written below.

LESSOR:		LESSEE:
AMB PROPERTY L. P., a Delaware limited partnership		TRANSOMA MEDICAL, INC., a Delaware corporation
By:	AMB Property Corporation, a Maryland corporation	By:	/s/ Charlie T. Coggin
Its:	General partner	Name:	Charlie T. Coggin
By:	/s/ Jill Blechschmidt	Its:	VP & CFO
Name:	Jill Blechschmidt
Its:	Vice President, Asset Manager	Date Executed: December 7, 2007
Date Executed: December 17, 2007

EXHIBIT A

Additional Leased Space [Floor Plan omitted]

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  Exhibit 10.33
LEASE AMENDMENT NO. 2
EXHIBIT A Additional Leased Space [Floor Plan omitted]